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                                                                   Exhibit 10.80

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                            Third Amendment Agreement

                            Dated as of April 1, 2002

              to Note Purchase Agreements dated as of June 1, 1999

              Re: $22,500,000 7.20% Senior Secured Notes, Series A
                          due June 1, 2004, as amended

                                       and

              Re: $22,500,000 7.20% Senior Secured Notes, Series B
                        due September 1, 2004, as amended

================================================================================

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                             Medallion Funding Corp.
                            Third Amendment Agreement

                          Re: Note Purchase Agreements
                      dated as of June 1, 1999, as amended
                                       and
                $22,500,000 7.20% Senior Secured Notes, Series A
                          due June 1, 2004, as amended
                                       and
                    $22,500,000 7.20% Senior Notes, Series B
                        due September 1, 2004, as amended

To each of the institutional investors
  named on Schedule A
  attached hereto (the "Holders")

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements each dated as of June 1, 1999, as amended by that certain First Amendment Agreement dated March 30, 2001, as further amended by that certain Second Amendment Agreement dated June 29, 2001 (the "Existing Note Purchase Agreements") between Medallion Funding Corp., a New York corporation (the "Company") and each of the Purchasers named on Schedule A attached thereto (the "Purchasers"), respectively, pursuant to which the Company issued and sold (i) $22,500,000 aggregate principal amount of its 7.20% Senior Secured Notes, Series A, due June 1, 2004 and (ii) $22,500,000 aggregate principal amount of its 7.20% Senior Secured Notes, Series B, due September 1, 2004, all of which, as amended, are currently outstanding (collectively, the "Outstanding Notes"). The Existing Note Purchase Agreements, as amended hereby, are hereinafter referred to as the "Note Purchase Agreements."

                                    Recitals

     Whereas, the Company desires to make certain amendments to the Existing Note Purchase Agreements, as hereinafter provided, and, for good and valuable consideration, hereby requests that the Holders agree to such amendments. Capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Note Purchase Agreements.

     Upon the acceptance of the Required Holders and satisfaction of the conditions precedent set forth herein, this Amendment shall constitute a contract between the Company and the Holders, but only in the respects hereinafter set forth:

     Amendments to Existing Note Purchase Agreements.

     The Existing Note Purchase Agreements are hereby amended as of the Effective Date (as defined herein) as follows:

Reletter Sections 7.1(c)-(g); add new Section 7.1(c). Section 7.1 of each of the Existing Note Purchase Agreements is hereby amended by relettering existing subsections (c), (d), (e), (f) and

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(g) as subsections (d), (e), (f), (g) and (h), respectively, and adding in the proper alphabetical order the following:

          "(c) Compliance Certificates - concurrently with the delivery of the financial statements required to be furnished under Section 7.1(a) or 7.1(b) hereof, a certificate signed by a Senior Financial Officer of the Company and M.R. Weiser, Inc., or such other consultant as may be employed by the Company to provide services equivalent to those presently provided by M.R. Weiser, Inc., and promptly upon the occurrence of any Default or Event of Default, a certificate signed by a Senior Financial Officer of the Company, or the Independent Public Accountants referred to in Section 7.1(b) hereof if a Default or Event of Default shall have occurred during the period of their review, in each case stating (i) that a review of the activities of the Company during such period has been made under his or their, as the case may be, immediate supervision with a view to determining whether the Company has observed, performed and fulfilled all of its obligations under this Agreement, and (ii) that there existed during such period no Default or Event of Default (provided that, as to a certificate prepared by the Independent Public Accountants, such period, as it relates to the compliance by the Company with covenants contained in Section 8.8(d) and Section 10 hereof, shall apply to the fiscal period covered by their review) or if any such Default or Event of Default exists, specifying the nature thereof, the duration thereof and what action the Company proposes to take, or has taken, with respect thereto; each such certificate to be accompanied by a schedule setting forth the computations as of the end of such period of each of the financial ratios, tests or covenants specified in Sections 8.8(d), 10.4, 10.5, and 10.13 through 10.15.

New Sections 7.1(i) and (j). Section 7 of each of the Existing Note Purchase Agreements is hereby amended by replacing the period at the end of new subsection 7.1(h) with a semi-colon and adding in the proper alphabetical order the following:

                    "(i) Budget Reporting -

          (i) to be delivered on the second to last Business Day of each week, a Budget for the immediately following 13-week period, with the first such Budget to be delivered no later than April 2, 2002; and

          (ii) to be delivered on the second to last Business Day of each week, a Variance Report for the immediately prior week, with the first such Variance Report to be delivered no later than April 4, 2002; and

                    (j) Other Reporting -

          (i) to be delivered promptly after receipt, all non-confidential proposals, indication letters, commitments or other documents provided by potential refinancing sources for the Company or the Parent, provided that the Company shall use its reasonable best efforts to have any such confidentiality

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     restrictions not prohibit the provision of such proposals, indication letters, commitments or other documents to the Holders;

          (ii) to be delivered contemporaneously with delivery to the Funding Banks, all reports and deliveries to be made pursuant to Sections 6.1(f),
     (h), (j) and (k) of the Bank Loan Agreement;

          (iii) to be delivered contemporaneously with delivery to the Funding Banks or the Financial Banks, (a) all borrowing base or compliance certificates prepared by or on behalf of the Company (in addition to those required by subsection 7.1(h) hereof) or the Parent and (b) any reports, analyses or other documents prepared by M.R. Weiser, Inc., or the Carl Marks Group;

          (iv) weekly reports on the status of the Company's efforts to achieve the asset sales required pursuant to Section 9.13 hereof;

          (v) weekly reports on the status of the Company's efforts to achieve the refinancing contemplated by Section 9.14 hereof;

          (vi) to be delivered no later than the second to last Business Day of every week, a listing of Loans underwritten or rewritten in the prior week in form acceptable to Nightingale & Associates LLC; and

          (vii) to be delivered no later than the 10th Business Day of every month, an intercompany receivable report for the prior month and an accounts receivable reconciliation report for the prior month.

New Section 7.2. Section 7 of each of the Existing Note Purchase Agreements is hereby amended by deleting Section 7.2 in its entirety and replacing it with the following:

          "Section 7.2. Intentionally Omitted."

New Section 7.3(c). Section 7 of each of the Existing Note Purchase Agreements is hereby amended by replacing the period at the end of subsection 7.3(b) with the word "; and" and adding in proper alphabetical order the following:

          "(c) On-going Review, Monitoring - At any time, at the expense of the Company, permit authorized employees of Nightingale & Associates LLC to continue reviewing and monitoring, inter alia, the assets, financial condition, operations and financial planning of the Company and its Affiliates, in connection with which, the Company shall provide such access to its books, records and personnel as may be required and otherwise cooperate with the reasonable requests of Nightingale & Associates LLC."

Amendment to Section 8.1. Section 8.1 of each of the Existing Note Purchase Agreements is hereby deleted in its entirety and replaced with the following:

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          "Section 8.1. Prepayment Certificate. Each prepayment made pursuant to this Section 8 shall be accompanied by a certificate signed by a Senior Financial Officer setting forth the date and amount of such prepayment and the details of the computation thereof, including but not limited to computation of such accrued interest and Make-Whole Amount as may be due with respect to such prepayment."

Amendment to Section 8.2. Section 8.2 of each of the Existing Note Purchase Agreements is hereby deleted in its entirety and replaced with the following:

          "Section 8.2 Optional Prepayments. The Company may, at its option, prepay at any time all, or from time to time any part of, the Notes of each series, in an amount not less than $1,000,000 in the case of a partial prepayment, provided any such prepayment is made as set forth in Section 8.8(h) hereof."

Amendment to Section 8.7. Section 8.7 of each of the Existing Note Purchase Agreements is hereby amended (a) in the definition of "Called Principal," by inserting the words "or 8.8" after "Section 8.2", (b) in the definition of "Remaining Scheduled Payments," (i) inserting the words ", as calculated using the original coupon rate of 7.20%" after "interest thereon" and (ii) inserting the words ", 8.8" after "Section 8.2", and (c) .in the definition of "Settlement Date," inserting the words ", 8.8" after "Section 8.2".

Amended and Restated Section 8.8. Section 8.8 of each of the Existing Note Purchase Agreements is hereby amended and restated in its entirety as follows:

          "Section 8.8. Mandatory Prepayments.

          (b) Promptly following the occurrence of any Equity Offering or Debt Offering of the Company or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements), the Company shall prepay or cause any of its applicable Subsidiaries to prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds thereof, in accordance with
     Section 5 of the Intercreditor Agreement;

          (c) Promptly following the occurrence of any sale, transfer or disposition of the Guarantor's Capital Stock by the Parent (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements for such sale, transfer or disposition) the Company shall prepay or cause any of its applicable Subsidiaries to prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds thereof, in accordance with Section 5 of the Intercreditor Agreement;

          (d) Promptly following the occurrence of any sale, transfer or disposition of Loans or other assets of the Company or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or

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     under any other applicable agreements for such sale, transfer or disposition), including but not limited to any sale pursuant to Section
     9.13 hereof but excluding for purposes hereof the Permitted Commercial Sale and any sale, transfer or other disposition permitted by Section 10.3(b)(ii)(x) hereof, the Company shall prepay or cause any of its applicable Subsidiaries to prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds thereof, in accordance with
     Section 5 of the Intercreditor Agreement, provided that the foregoing shall not apply to up to seventy-five percent (75%) of the Net Cash Proceeds from Monthly Permitted Asset Sales completed in any calendar month in the period commencing on June 1, 2002 and ending on January 31, 2003, to the extent such Net Cash Proceeds are applied to make the Principal Payment (as defined in the Bank Loan Agreement) due in the immediately following calendar month and a concurrent prepayment to the Holders in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of any such Principal Payment.

          (e) In the event that, with respect to any fiscal quarter or fiscal year, as applicable, ending on or after December 31, 2001, the Company seeks to pay Dividends (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements for such sale, transfer or disposition) in excess of ninety percent (90%) of the Adjusted Net Investment Income of the Company for such fiscal quarter or such fiscal year (the amount of such excess Dividends is hereafter referred to as the "Excess Dividends"), the Company shall give 14 days prior written notice to the Holders of such intention and, concurrently with the payment of such Excess Dividends, shall prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of the greater of Payment Amount One or Payment Amount Two, in accordance with
     Section 5 of the Intercreditor Agreement and deliver to the Holders a certificate signed by a Senior Financial Officer demonstrating compliance with the calculations required hereby;

          (f) Commencing on September 15, 2002, the Holders and the Company shall negotiate a periodic cash sweep (with the frequency of the sweep to be mutually acceptable to the Required Holders and the Company), to be implemented on or before November 1, 2002, which cash sweep shall cause "excess cash" (the definition of such term to be mutually acceptable to the Required Holders and the Company) to be paid to the Intercreditor Collateral Agent for the ratable benefit of the Holders and the Funding Banks and to be applied, in accordance with Section 5 of the Intercreditor Agreement, as a prepayment by the Holders and a permanent repayment and commitment reduction by the Funding Banks;

          (g) On or before May 15, 2002, the Company shall prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of the sum of the aggregate principal amount of Total Intercompany Receivables as of the Effective Date less Yellow Cab Loans of an aggregate

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     principal amount of not more than $8,951,000 transferred by the Company to
     MFCC prior to the Effective Date;

          (h) Without duplication of any of the payments required by Sections 8.8(a) through (f) hereof, upon (i) the making of any Bank Debt Prepayment in favor of a Person other than the Holders or (ii) the occurrence of any other event which results in a permanent reduction to availability under the Bank Loan Agreement, the Company shall concurrently prepay or cause any of its applicable Subsidiaries to prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of such Bank Debt Prepayment or reduction, in accordance with Section 5 of the Intercreditor Agreement; and

          (i) Prepayment of the Notes pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. Payment of the Make-Whole Amount due with respect to such prepayment shall be deferred until the earlier of
     (x) the Maturity Date and (y) the payment in full of all amounts due and payable under the Notes, provided that any amounts so deferred shall accrue interest at the same rate as the Notes during such deferral period. Any and all prepayments made pursuant to this Section 8.8 shall be allocated among all Notes of each series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment."

Amendment to Section 9.5. Section 9.5 of each of the Existing Note Purchase Agreements is hereby amended by deleting the second sentence thereof.

New Section 9.12. Section 9 of each of the Existing Note Purchase Agreements is hereby amended by adding the following:

          "Section 9.12. Audit. Within one Business Day after the Effective Date, the Company shall provide the Holders with a copy of an unconditional, unqualified audit report for fiscal year 2001, together with any management letters issued therewith, provided by Arthur Andersen LLP, subject to extension based solely upon the current circumstances of Arthur Andersen LLP."

New Sections 9.13 and 9.14. Section 9 of each of the Existing Note Purchase Agreements is hereby amended by adding the following:

          "Section 9.13 Required Asset Sales.

          (j) The Company shall use best efforts to sell, on or before May 31, 2002, all Commercial Loans to dry-cleaning operations or laundromats that are less than ninety (90) days delinquent for a price not less than 100% of the aggregate outstanding principal balance of such Commercial Loans; and

          (k) on and after August 1, 2002, the Company shall use its best efforts to sell all participations held by the Company in Medallion Loans made to

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     YellowOne LLC or YellowTwo LLC on or before November 1, 2002, on terms mutually acceptable to the Company and the Required Holders.

          Section 9.14 Refinancing. The Company shall endeavor to refinance the Notes, the terms of which refinancing must be approved in advance by the Holders."

Amended and Restated Section 10. Section 10 of each of the Existing Note Purchase Agreements shall be and is hereby amended and restated in its entirety to read as follows:

          "SECTION 10. NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

          Section 10.1. Transactions with Affiliates. Without the prior written consent of the Required Holders, the Company will not, and will not permit any Subsidiary to,

          (l) enter into, or cause, suffer, or permit to exist, any transactions with any Affiliate (including without limitation the transactions permitted by subsections (b) and (c) but excluding for purposes hereof the Permitted Commercial Sale) and any other purchase, sale, lease or exchange of any property or the rendering of any service to or with any Affiliate, except in the ordinary course, pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than those that would be obtainable at the time in a comparable arm's length transaction with any Person who is not an Affiliate;

          (m) (i) sell, discount or otherwise dispose of Loans or any Collateral to any Affiliate, other than as permitted by Section 10.3(b)(i) hereof; or
     (ii) sell, discount or otherwise dispose of other Receivables or obligations owing to the Company or any of its Subsidiaries to any Affiliate, with or without recourse, other than as permitted by Section 10.3(b)(ii)(x) hereof; and

          (n) transfer any assets or cash to any Affiliate, excluding for purposes hereof (i) the payment to an Affiliate of such amounts as may be received on account of Loans serviced by Funding on such Affiliate's behalf, after deduction of management fees provided under the respective sale, transfer or participation agreement, and (ii) salary and other usual and customary intercompany charges.

          Section 10.2. Merger, Consolidation, etc. Excluding for purposes hereof the Permitted Sales or the merger of the Company and MFCC provided that the Company is the surviving entity and there is no Default or Event of Default after giving effect to such a merger, the Company shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any one or more Persons, without the express written consent of the Required Holders, and no such conveyance, transfer or lease shall

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     have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement, the Notes or the other Note Documents.

          Section 10.3. Sale of Assets. Without the prior written consent of the Required Holders, the Company will not, and will not permit any of its Subsidiaries to:

          (a) sell, discount or otherwise dispose of Loans or any Collateral if a Default or Event of Default has occurred and is continuing or if the effect of such sale, discount or disposal would be to put the Company in violation of any of the covenants and agreements in this Agreement;

          (b) (i) sell, discount or otherwise dispose of Loans or any Collateral, other than (x) the Permitted Sales, (y) the sale of Loans to an Affiliate for a cash price not less than the sum of the outstanding principal amount thereof, plus any accrued interest and without discount thereon, and (z) the sale of Loans to any Person who is not an Affiliate for a cash price not less than the fair market value thereof, provided such sale is an arm's length transaction made pursuant to the reasonable requirements of the Company's or such Subsidiary's business and provided further that, in each case, Holders receive the mandatory prepayment required by Section 8.8(c) with respect thereto; or

               (ii) sell, discount or otherwise dispose of other Receivables or obligations owing to the Company or any of its Subsidiaries, with or without recourse, other than (x) in connection with the grant of any participation in accordance with and to the extent permitted by Section
     2.14 of the Bank Loan Agreement (without regard for any amendments to Section 2.14 thereof entered into after the Effective Date) and consistent in any event with past practices, (y) to a non-Affiliate for collection in the ordinary course of business, and (z) to the Intercreditor Collateral Agent for the ratable benefit of the Holders and the Funding Banks (to be applied in accordance with the Intercreditor Agreement).

          Section 10.4. Minimum Tangible Net Worth. The Company will not suffer or permit Tangible Net Worth of the Company and its Subsidiaries to be less than $65,000,000 at any time.

          Section 10.5. Maximum Liability Ratio. The Company will not suffer or permit the ratio of Total Liabilities to Tangible Net Worth to be more than 4.00:1 at any time.

          Section 10.6. Intentionally Omitted.

          Section 10.7. Intentionally Omitted.

          Section 10.8. Limitation on Loans and Investments. The Company will not, and will not permit any Subsidiary to,

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          (a) make, or obligate itself to make, any Loan or advance or
     Investment that is not a Domestic Loan or a Domestic Investment;

          (b) make, or obligate itself to make, any Loan or Investment that is not in compliance with the rules and regulations promulgated by any Governmental Authority to which it is subject, including, without limitation, the SBI Act and the SBA Regulations promulgated thereunder and the 1940 Act;

          (c) make, or obligate itself to make, any Loan if, after giving effect to such Loan, the aggregate outstanding principal amount of all Loans made to any one Person together with its Affiliates would exceed 20% of the Company's Tangible Net Worth plus Subordinated Debt;

          (d) make, or commit to make, or acquire or commit to acquire, any Commercial Loan to or from any Person if, as a result of such Loan, the Company's Commercial Loan concentration in any given industry (determined in accordance with the Standard Industrial Classification promulgated by the Office of Management and Budget) would exceed in principal amount 25% of the Company's total Loans outstanding;

          (e) make any Investment (including by way of the acquisition of any Person) in any Subsidiary or Affiliate, or any Person that after taking into account such Investment would become a Subsidiary or Affiliate, other than (i) Investments in the Parent existing as of the Effective Date in an amount not to exceed $8,598,828, (ii) Investments in MFCC existing as of the Effective Date in an amount not to exceed $8,951,000, provided that such transfers were made subject to the Holders' Liens, and (iii) Investments in Medallion Business Credit, LLC existing as of the Effective Date in an amount not to exceed $7,274;

          (f) make, or commit to make, or acquire or commit to acquire, any Loan unless, with respect to such Loan, the Company reasonably believes it constitutes or upon funding or acquisition will constitute an Eligible Loan, provided that it shall not be a breach of this covenant if any Loan that would otherwise cause the breach is not in a material amount and is not included in the Net Finance Assets; or

          (g) fail to file upon making or acquiring a Loan, all required Company Financing Statements and Mortgage Assignments, deliver to the Collateral Agent for the benefit of the Holders and, for so long as the Intercreditor Agreement and Collateral Agency Agreement are in effect, the Collateral Agent for the benefit of the Funding Banks, all instruments and chattel paper with respect to such Loans, or take such other actions as may be required in order to assure that the Collateral Agent for the benefit of the Holders receives a first priority perfected security interest or mortgage interest therein, provided that it shall not be a breach of this covenant if any Loan that would otherwise cause a breach hereof is not in a material amount and is not included in the Net Finance Assets.

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          Section 10.9. Restricted Payments. The Company will not, and will not permit any Subsidiary to, make, or obligate itself to make, any Restricted Payment.

          Section 10.10. Portfolio Purchases and Acquisitions. Without the prior written consent of the Required Holders, the Company will not make or obligate itself to make any (a) Portfolio Purchase, (b) acquisition of stock or other equity interests or (c) other asset acquisition, excluding for purposes hereof the acquisition of assets (other than Loans) provided that such acquisitions are made in the ordinary course of business and are consistent with past practices.

          Section 10.11. Amendments of Agreements. The Company will not, and will not permit any Subsidiary to, consent to any amendment, supplement, waiver or other modification of any of the terms (including acceleration, covenant, default, subordination, sinking fund, repayment, interest rate or redemption provisions) contained in, or applicable to, or any security for, any Permitted Debt or other instrument evidencing or applicable to Permitted Debt if such amendment, supplement, or other modification would have a materially adverse effect on the interests of the Holders.

          Section 10.12. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, expend or commit to expend for itself more than an aggregate of $500,000 in any fiscal year for capital expenditures, for the acquisition of Equipment or for leasehold improvements.

          Section 10.13. Net Finance Assets. The Company shall not suffer or permit the aggregate unpaid balance of Senior Debt to exceed Net Finance Assets.

          Section 10.14. Minimum EBIT to Interest Expense Ratio. The Company shall not suffer or permit the ratio, at the end of (a) each fiscal quarter of the Company ending during the period commencing October 1, 2001 and ending on June 30, 2002, of (i) EBIT of the Company for such fiscal quarter to (ii) Interest Expense of the Company for such fiscal quarter to be less than 1.20:1, and (b) any fiscal quarter of the Company ending after July 1, 2002, of (i) EBIT of the Company for such fiscal quarter to (ii) Interest Expense of the Company for such fiscal quarter to be less than 1.30:1. For purposes of calculating this covenant with respect to all fiscal quarters commencing on or after January 1, 2002, (x) the professional fees listed on
     Schedule V to the Bank Loan Agreement (as in effect on the Effective Date), to the extent that they were expensed in any such quarter and were deducted from EBIT for such quarter, shall be added to EBIT otherwise determined in accordance with this Agreement for such quarter, and (y) each of the following shall be deducted from Interest Expense otherwise determined in accordance with this Agreement for any such quarter to the extent they were included in Interest Expense for such quarter: (i) all amendment fees payable in connection with this Third Amendment or Amendment No. 6 or Amendment No. 7 to the Bank Loan Agreement, to the extent such fees were expensed in such quarter, (ii) all Make-Whole Amounts payable hereunder, to the extent such

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     amounts were expensed in such quarter, (iii) all interest accrued hereunder for such quarter with respect to the incremental increases of 100 basis points as of the Effective Date and the incremental increases of 50 basis points on each of June 1, 2002, September 1, 2002, December 1, 2002, March 1, 2003 and June 1, 2003, and (iv) all interest accrued under the Bank Loan Agreement for such quarter with respect to the incremental increases of 20 basis points as of the Amendment No. 7 Effective Date, and the incremental increases of 50 basis points on each of June 1, 2002, September 1, 2002, December 1, 2002, March 1, 2003 and June 1, 2003; provided that in each case, the aggregate amount of such professional fees, the aggregate amount of such amendment fees, the aggregate amount of such make-whole premiums, the aggregate amount of such excess interest due the Holders and the aggregate amount of such excess interest due the Funding Banks shall not exceed the respective aggregate amounts set forth for each such category on
     Schedule V to the Bank Loan Agreement (as in effect on the Effective Date).

          Section 10.15. Intercompany Receivables. The Company shall not suffer or permit the aggregate principal amount of Total Intercompany Receivables to exceed (a) from the Effective Date through May 14, 2002, $17,548,828 (comprised of the sum of $8,598,828 plus Yellow Cab Loans of an aggregate principal amount of not more than $8,951,000 transferred by the Company to MFCC prior to the Effective Date) at any time, and (b) on and after May 15, 2002, $8,951,000 (which shall be comprised solely of Yellow Cab Loans of an aggregate principal amount of not more than $8,951,000 transferred by the Company to MFCC prior to the Effective Date).

          Section 10.16. CFO. The Company shall at all times employ a chief financial officer or interim chief financial officer or a firm performing such function.

          Section 10.17. Effectiveness of Note Documents. The Company shall ensure that each of the Note Documents, including the Guaranty and the MFCC Guaranty, shall be in full force and effect, and not canceled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the holders of the Notes, and shall further ensure that neither the Company nor any of its Subsidiaries or respective stockholders shall commence any action at law, suit or in equity or other legal proceedings to cancel, revoke or rescind any of the Note Documents.

          Section 10.18. Additional Indebtedness. The Company shall not, and shall not permit any Subsidiary, to incur additional Indebtedness without the prior written consent of the Required Holders, excluding for purposes hereof (a) Indebtedness arising under the Note Documents, (b) Indebtedness arising under the Bank Loan Agreement, subject to the terms and conditions of the Intercreditor Agreement, and (c) unsecured current liabilities incurred in the ordinary course and paid within ninety (90) days after the due date thereof (unless diligently contested in good faith by appropriate proceedings and, if required by the

     Holders, reserved against in conformity with GAAP) other than liabilities for money borrowed or evidenced by bonds, debentures, notes or similar instruments.

          Section 10.19. Liens. The Company shall not, and shall not permit any Subsidiary, to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, provided that the foregoing restriction shall not apply to the following liens (the "Permitted Liens"):

          (a) Liens created under the Company Security Agreement, MFCC Security Agreement and any other Liens in favor of the Holders (including but not limited to any Liens in favor of the Holders on the Yellow Cab Loans permitted to be transferred to MFCC in an amount not more than $8,951,000, provided that such transfers were made subject to the Holders' Liens;

          (b) Liens existing on property at the time acquired by the Company after the date of the financial statements referred to in Section 7.1(b) hereof, provided that any such Lien was not incurred, directly or indirectly, in anticipation or contemplation of such acquisition;

          (c) Liens constituting renewals, extensions or refundings of Liens permitted by clause (b) above, provided that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property theretofore subject to such earlier Lien;

          (d) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like Persons, not yet delinquent or which are being actively contested in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of the Company;

          (e) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;

          (f) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided on the books of the Company;

          (g) Liens arising in connection with, and securing the cost of, the acquisition of Equipment, provided that such Lien attaches to such Equipment concurrently with or within 90 days after the acquisition thereof (by purchase, construction or otherwise), and provided further that the aggregate amount of Indebtedness securing all such Liens shall not at any time exceed $1,000,000; and

          (h) Liens securing the Company's obligations under the Bank Loan Agreement, subject to the terms and conditions of the Intercreditor Agreement.

          Section 10.20. Securitizations. The Company shall not enter into any securitization or similar transaction (i.e., any transfer of its assets in connection with any sale, assignment or other transfer of any receivables, including accounts receivable, loan receivables, lease receivables or other payment obligations or any interest in any of the foregoing, which may in each case include any collections and other proceeds thereof, any collection or deposit accounts related thereto, or any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables) without the prior written consent of the Required Holders or as otherwise permitted by Section 10.3(b) hereof.

          Section 10.21. Dividends. The Company shall not make payments of any dividend on or any distribution in respect of any Capital Stock of the Company and its Subsidiaries other than the payment of the sum of (a) the minimum amount of Dividends required to be paid for the Company to retain its status as a regulated investment company pursuant to Section 851(a) of the Code, plus (b) the payment of Dividends required to be paid in order to avoid the imposition of income taxes pursuant to the Code. Subject to the foregoing, dividends may be declared at any time but the Company shall not make payments of Dividends prior to July 1, 2002, the Company shall not make payments of Dividends in excess of $2,000,000 between July 1, 2002 and September 12, 2002, and for any Dividend paid after September 12, 2002, the Company shall deliver to the Holders, not less than five days prior to such payment, a certificate demonstrating pro forma compliance after such payment with respect to any amortization payments to be made with respect to Senior Debtor for the remainder of 2002.

          Section 10.22. Subsidiaries. The Company will not at any time form, create, own, acquire or allow to exist any Subsidiary, other than MFCC.

Amendment to Section 11(c)(i). Section 11(c)(i) of each of the Existing Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

          "(i) the Company defaults in the performance of or compliance with any term in Sections 7.1(d), 8.8, 9.6, 9.8, 9.10, 9.12 or Section 10 hereof, provided that if, within five (5) days of a default under Section 10.13 hereof, the Company cures such default, no such default shall have occurred for purposes hereof; or"

Amendment to Section 11(f). Section 11(f) of each of the Existing Note Purchase Agreements is hereby amended by replacing the figure "$1,000,000" in the three places where it appears therein with the figure "$250,000".

New Section 11(l). Section 11 of each of the Existing Note Purchase Agreements is hereby amended by (a) replacing the words "; or" at the end of subsection (j) with a period, (b) replacing the period at the end of subsection (k) with the word "; or" and (c) adding in the proper alphabetical order the following:

          "(l) there exists an Event of Default under the Bank Loan Agreement."

New Section 22.8. Section 22 of each of the Existing Note Purchase Agreements is hereby amended by adding the following:

          "Section 22.8. Indemnification. The Company and its Subsidiaries further agree to indemnify and save harmless each Holder and each of their respective officers, directors, employees, agents and Affiliates (each an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, liabilities and damages and expenses (including, without limitation, reasonable attorneys' fees actually incurred) in connection therewith (herein called the "Indemnified Liabilities") incurred by any Indemnified Party as a result of, or arising out of or relating to: (i) any of the transactions contemplated hereby or by the other Note Documents, (ii) any Indemnified Party's providing payroll and other cash management services to the Company or any of its Subsidiaries, or (iii) the use of any proceeds of the Notes or any of the other Note Documents, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the Indemnified Party seeking indemnity under this Section 22.8; provided however, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law. The parties hereto further hereby agree that such indemnification obligation provided in this Section 22.8 shall be Company Obligations under the Note Documents. The agreements in this Section 22.8 shall survive the payment of the Notes and related obligations and the termination of the Note Purchase Agreement."

Amendments to Definitions. The following definitions set forth in Schedule B to each of the Existing Note Purchase Agreements shall be and are hereby amended by deleting and restating in their entirety the following definitions:

          "Default Rate" shall refer to the rate per annum set forth in clause
     (b) of the first paragraph of each of the Notes.

          "Dividends" shall mean for both the most recently completed fiscal quarter of the Company and the most recently completed four fiscal quarters of the Company, the sum of all (a) paid cash dividends on Capital Stock of the Company plus (b) accrued and unpaid cash dividends on Capital Stock of the Company and its Subsidiaries.

          "Excess Dividends" shall have the meaning specified in Section 8.8(d).

          "EBIT" shall mean, with respect to the Company and its Subsidiaries for any period, the sum of (i) Adjusted Net Investment Income, plus (ii) Interest Expense, plus (iii) federal, state and local income taxes, if any, of the Company and its Subsidiaries for such period, computed in accordance with GAAP.

          "Eligible Commercial Loan" shall mean (i) the Permitted Commercial Loan and (ii) any other Commercial Loan which, as of March 3, 2002, qualified for inclusion in the Net Finance Assets, provided that, in each case, (w) the Loan satisfies the Eligibility Requirements, (x) the Loan is secured by Eligible Real Estate, Eligible Equipment, Eligible Inventory or Eligible Receivables, (y) the Loan is made to a Person that is operating as a going concern at all times and (z) the monetary terms, payment terms, financial covenants, negative covenants and any other material terms governing the Loan are not amended, modified or waived after March 3, 2002 on account of the Person to whom such Loan was made being unable to comply (for whatever reason) with such terms.

          "Eligibility Requirements" with respect to any Loan, shall mean the following requirements:

          (i) such Loan is made to, and is a recourse obligation of, the Person to whom such Loan is made,

          (j) such Loan is a Medallion Loan or an Eligible Commercial Loan,

          (k) such Loan is in compliance with the SBI Act and all SBA Regulations promulgated thereunder and, after giving effect to such Loan, the Company and its business and operations taken as a whole, is in compliance with the SBI Act and all SBA Regulations promulgated thereunder,

          (l) such Loan is pledged in accordance with Section 2.1 of the Company Security Agreement,

          (m) the representations, warranties and covenants contained in Section
     4.1 of the Company Security Agreement are true and correct, and have been complied with, with respect to such Loan,

          (n) the Collateral Agent, on behalf of the Holders, has a perfected, first priority security interest in such Loan, subject to the terms of the Intercreditor Agreement;

          (o) the monetary terms, payment terms, financial covenants, negative covenants and any other material terms governing such Loan have not been amended, modified or waived more than once in any 12-month period on account of the Person to whom such Loan was made being unable to comply (for whatever reason) with such terms, and

          (p) such Loan, if a Medallion Loan originated after March 21, 2002, is in accordance with the written and approved loan policies of Funding in effect as of the Effective Date hereof, provided that the Holders hereby consent to the amending of such policies to reflect a change in the maximum loan to value ratio on primary Medallion collateral, excluding any third-party side collateral or cross-collateralization, from seventy-five percent (75%) to eighty percent (80%).

          "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication, all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined (other than dividends on Capital Stock declared but not paid to the extent such dividends are not Restricted Payments), and including:

          (a) every obligation of such Person for money borrowed,

          (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (c) every reimbursement obligation (contingent or otherwise) of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account, or upon the application, of such Person,

          (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (e) every obligation of such Person under any Capital Lease,

          (f) every obligation of such Person under any Synthetic Lease,

          (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

          (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps (for which payment has not at the time been made in its entirety), floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

          (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clause
     (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

          (l) all indebtedness for borrowed money secured by any Lien upon property owned by such Person (whether or not the holder of such indebtedness has any recourse against such Person).

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (s) any letter of credit shall mean its face amount (excluding any reimbursement obligations with respect to any drawing under such a letter of credit which have been paid), (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capital Lease shall be the principal component of the aggregate of the rentals obligation under such Capital Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be determined by the Agent in a manner consistent with its ordinary practices for valuing derivative contracts, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligations is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Note Documents" shall mean this Agreement, the Other Agreements, the Notes, the Security Documents, any Mortgage Assignment, the Intercreditor Agreement, the Company Financing Statements, the Guaranty, the Parent Pledge Agreement, the Collateral Agency Agreement, the MFCC Guaranty, the MFCC Pledge Agreement, the MFCC Pledge Agreement and all other documents, instruments, certificates and notices at any time delivered in connection with the foregoing, in each case as amended modified or restated from time to time.

          "Restricted Payment" shall mean, with respect to the Company and its Subsidiaries, any of the following: (i) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the scheduled maturity of any Indebtedness ranked pari passu or subordinate in right of payment to the Notes or of any Indebtedness having a maturity date prior to the maturity of the Notes (other than Permitted Debt); (ii) when paid (or when the proceeds of which are paid) to any Person during the continuance of any Default or Event of Default, any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the scheduled maturity of any Indebtedness permitted by Section 10.18 hereof;
     (iii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or its Subsidiaries or of any warrants, rights or options to purchase or acquire any Capital Stock of the Company or its Subsidiaries (other than pursuant to and in accordance with stock option plans and other benefit plans for management or employees of the Company and its Subsidiaries, in an aggregate amount not in excess of $500,000 during any 12 month period, provided that any such redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or its Subsidiaries or of any warrants, rights or options to purchase or acquire any Capital Stock of the Company or its Subsidiaries otherwise permitted this parenthetical clause shall not be permitted following the occurrence and during the continuance of any Default or Event of Default); (iv) any expenditure or the incurrence of any liability to make any expenditure for any Investment not permitted by Section 10.8 hereof; (v) when incurred during the continuance of a Default or Event of Default any expenditure or the incurrence of any liability to make any expenditure for any Investment permitted by Section 8.3 hereof (other than Loans made in the ordinary course of business); (vi) the payment of any principal of, interest on, or any amounts due in respect of, any Indebtedness not permitted by Section
     10.18 hereof; (vii) the payment of any principal of, or interest on, or any other amounts due in respect of, any Subordinated Debt; and (viii) the setting aside of any amount or other property for payment of Indebtedness described above, by means of a sinking fund, defeasance or otherwise.

Addition of Definitions. The following definitions of terms shall be and are hereby added to Schedule B to each of the Existing Note Purchase Agreements in proper alphabetical order to read as follows:

          "Budget" shall mean an itemized 13-week cash flow forecast in form satisfactory to Nightingale & Associates LLC.

          "Company Obligations" shall mean, all of the indebtedness, obligations and liabilities of the Company under any of the Note Documents whether direct or indirect, joint or several, fixed, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising, created, assumed, incurred or acquired including (A) any obligation or liability in respect of any breach of any representation or warranty, and (B) all post-petition interest and funding loss.

          "Financial Banks" shall mean the lending institutions that from time to time are signatories to the Financial Agreement.

          "Funding Banks" shall mean the lending institutions that from time to time are signatories to the Bank Loan Agreement.

          "Intercreditor Collateral Agent" shall mean the Collateral Agent, as defined in the Intercreditor Agreement.

          "Maturity Date" shall mean the earlier of (i) June 30, 2003 and (ii) the date that all the Notes shall become due and payable pursuant to
     Section 12.

          "MFCC" shall mean Medallion Funding Chicago Corp., a Delaware corporation.

          "MFCC Guaranty" shall mean the Guaranty dated as of the date hereof, by MFCC to the Holders, in form and substance satisfactory to the Holders, as the same may be amended, restated, modified or supplemented form time to time.

          "MFCC Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof, between the Company and the Collateral Agent, for the benefit of the Holders, in form and substance satisfactory to the Holders, as the same may be amended, restated, modified or supplemented from time to time.

          "MFCC Security Agreement" shall mean the Security Agreement dated as the date hereof, between MFCC and the Collateral Agent, for the benefit of the Holders, in form and substance satisfactory to the Holders, as the same may be amended, restated, modified or supplemented form time to time.

          "Monthly Permitted Asset Sales" shall mean, for each calendar month for the period commencing on July 1, 2002 and ending on January 31, 2003, sales of assets otherwise permitted under this Agreement in an aggregate principal amount equal to the amount necessary to result in Net Cash Proceeds of not more than $10,667,000 for any such calendar month.

          "Permitted Commercial Loan" shall mean the Commercial Loan made by the Company to Route 110 Service Corp. and 516 Realty Corp. with an outstanding principal amount of no greater than $450,000 as of the Effective Date.

          "Permitted Commercial Sale" shall mean the sale by the Company of Commercial Loans of an aggregate outstanding principal amount of $3,000,000 to Freshstart Capital Corp. for a price payable in cash in an amount equal to 100% of the aggregate outstanding principal amount of such Commercial Loans, plus any interest, fees or costs accrued and unpaid with respect to such Commercial Loans.

          "Permitted Sales" shall mean (i) the Permitted Commercial Sale and
     (ii) any sales permitted by Section 9.13 hereof.

          "Synthetic Lease" shall mean any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

          "Third Amendment" shall mean this Third Amendment Agreement among the Company, MFCC, the Guarantor and the Holders.

          "Variance Report" shall mean the weekly variance from the Budget delivered with respect to the prior week in form satisfactory to Nightingale & Associates LLC.

Amendment of Notes. The Outstanding Series A Notes and Exhibit 1(a) to the Existing Note Purchase Agreements shall be and are hereby amended to be in the form of Exhibit E hereto. The Outstanding Series B Notes and Exhibit 1(b) to the Existing Note Purchase Agreements shall be and are hereby amended to be in the form of Exhibit F hereto.

     Waivers.

Events of Default. Each Holder hereby waives the Company's compliance with certain covenants on the terms and conditions and as more fully set forth on Schedule B hereto.

     Consents.

Permitted Commercial Sale. On the Effective Date, the Holders consent to the Permitted Commercial Sale.

Make-Whole Amounts. The Holders consent to the deferral of payment of the Make-Whole Amounts due and payable, or that may become due and payable, with respect to (i) the prepayment of $1,000,000 received by the Holders on February 11, 2002, (ii) the prepayment of $11,086,000 to be received on or before the Effective Date pursuant to Section 6.7 herein, and (iii) any further prepayments received after the Effective Date, until the earlier of (x) the Maturity Date and (y) the payment in full of all amounts due and payable under the Notes, provided that any amounts so deferred shall accrue interest at the same rate as the Notes during such deferral period.

     Consent to Amendment of Bank Loan Agreement, Etc.

     For purposes of Section 2 of the Intercreditor Agreement and Section 10.11 hereof, each of the Holders hereby consents to (a) Amendment No. 3 and Amendment No. 4 to the Financial Agreement in the forms attached hereto as Exhibit A and Exhibit B, respectively, and (b) Amendment No. 6 and Amendment No. 7 to the Bank Loan Agreement in the forms attached hereto as Exhibit C and Exhibit D, respectively.

     Representations and Warranties

     The Company represents and warrants to the Holders as of the date hereof, and as of any date on which the conditions set forth in Section 6 below are met, that:

Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and the corporate authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute, deliver and perform this Amendment and the Note Documents.

Authorization, Etc. The execution and delivery by the Company of this Amendment and all other instruments and agreements required to be executed and delivered by the Company in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Company of any of its obligations and agreements under the Amendment Documents and the Note Purchase Agreements and the other Note Documents, as amended hereby, have been duly authorized by all necessary corporate action on the part of the Company, each of the Amendment Documents has been duly executed and delivered by the Company. Each of the Amendment Documents, the Existing Note Purchase Agreements and the other Note Documents, as amended hereby, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Amendment and the other Note Documents do not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority known to be applicable to the Company or any Subsidiary.

No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Compliance. The Company has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof.

No Consents. No approval or consent of, or filing with, any Governmental Authority is required to make valid and legally binding the execution, delivery or performance by the Company of this Amendment or the Note Purchase Agreements or other Note Documents, as amended hereby, or the consummation by the Company of the transactions among the parties contemplated hereby and thereby or referred to herein, other than filings which have been made.

Representations in Note Purchase Agreements. The representations and warranties contained in Section 5 of the Note Purchase Agreements were true and correct at and as of the date made. Except (i) to the extent of changes resulting from transactions contemplated or permitted by the Note Purchase Agreements and the other Note Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse), (ii) to the extent that such representations and warranties relate expressly to an earlier date, and (iii) after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct at and as of the date hereof. The Company acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties referred to in
Section 5 of the Note Purchase Agreements, a breach of which shall constitute an Event of Default.

Priority; Continued Effectiveness. Except as otherwise permitted under the Note Purchase Agreements, the Collateral Agent, for the ratable benefit of the Holders, has a valid and perfected first priority security interest (subject to the terms of the Intercreditor Agreement and the Collateral Agency Agreement) in and to all Collateral, enforceable against the Company and all third parties in all relevant jurisdictions and securing the payment of the Notes and all other sums payable under or in connection with the Note Documents. Each of the Company Security Agreement, the Parent Pledge Agreement and the MFCC Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Holders, a valid and perfected first priority security interest (subject to the terms of the Intercreditor Agreement and the Collateral Agency Agreement and except as otherwise permitted hereunder) in and to the Collateral described therein securing the payment of the Notes and all other sums payable under or in connection with the Note Documents, whether incurred prior to or after the Effective Date. No additional Company Financing Statements are required to be filed in order to maintain the perfection and priority of the security interests created pursuant to the Company Security Agreement, the Parent Pledge Agreement and the MFCC Pledge Agreement.

Investment Company Act. The Company is a closed-end management investment company registered under the 1940 Act. The Company is an "investment company," as such term is defined in the 1940 Act. The Company is not a "business development company," as such term is defined in the 1940 Act. The purchase of the Notes by the holders, the application of the proceeds and repayment thereof by the Company and the performance of the transactions contemplated by this Agreement and the other Note Documents did not and will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder.

     Conditions Precedent.

     This Third Amendment Agreement shall be effective when each of the following conditions shall have been satisfied (the "Effective Date"):

Execution. Each of the Holders shall have received this Amendment, duly executed by the Company. The Holders shall have consented to this Amendment as evidenced by their execution thereof.

Representations and Warranties. The representations and warranties of the Company set forth in Section 5 hereof are true and correct as of the Effective Date.

Related Transactions.

          (a) Kaye Scholer LLP on behalf of the Holders shall have received executed copies of Amendment No. 3 and Amendment No. 4 to the Financial Agreement in the forms attached hereto as Exhibit A and Exhibit B, respectively.

          (b) Kaye Scholer LLP on behalf of the Holders shall have received executed copies of Amendment No. 6 and Amendment No. 7 to the Bank Loan Agreement in the forms attached hereto as Exhibit C and Exhibit D, respectively.

Amendment Fee. The Holders shall have received by wire transfer to each Holder's account specified in Schedule A to the Existing Note Purchase Agreements their pro rata portion of the first installment of the Amendment Fee set forth in section 7.5 hereof.

Payment of Fees. The Company shall have paid those fees and disbursements of the Holders' special counsel, Kaye Scholer LLP, and Kaye Scholer LLP's financial advisor, Nightingale & Associates LLC, incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, as evidenced by invoices submitted at or prior to closing.

Replacement Notes. The Holders shall each have received amended and restated replacement Notes executed by the Company issued pursuant to Section 13.2 of the Existing Note Purchase Agreements, with such Notes to mature upon the earlier of
(a) June 30, 2003, and (ii) acceleration of the Notes upon an Event of Default pursuant to Section 12 of the Existing Note Purchase Agreements.

Principal Repayment. The Holders shall have received a cash payment of $11,086,000, which shall be applied in full to reduce the outstanding principal of the Notes.

MFCC Documents. The Holders shall have received the MFCC Guaranty executed by MFCC in favor of the Holders, the MFCC Security Agreement, executed by MFCC in favor of the Collateral Agent for the benefit of the Holders, and the MFCC Pledge Agreement, executed by the Company in favor of the Collateral Agent for the benefit of the Holders.

Opinion. Kaye Scholer LLP on behalf of the Holders shall have received a favorable opinion of Willkie Farr & Gallagher, counsel for the Company, in form and substance reasonably satisfactory to the Holders.

Consent of Banks. The Company shall have received the required consents of the Funding Banks and the Financial Banks to all the transactions contemplated hereunder.

Refinancing Proposals. Kaye Scholer LLP on behalf of the Holders shall have received all proposals, indication letters or commitments provided by potential refinancing sources for the Company or the Parent received on or before the date hereof.

Upon receipt of all of the foregoing, this Amendment shall become effective.

     Miscellaneous.

GOVERNING LAW. This amendment shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to the conflicts of laws principles thereof).

Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Amendment.

Captions. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

References to Existing Note Purchase Agreements or Security Agreement. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the effectiveness of this Amendment may refer to the Existing Note Purchase Agreements and the Outstanding Notes or the Security Agreement without making specific reference to this Amendment but nevertheless all such references shall be deemed to include this Amendment unless the context shall otherwise require.

Amendment Fee. The Company shall pay to the Holders an amendment fee (the "Amendment Fee"), calculated and payable as follows: (i) a fee equal to 0.20% of the outstanding principal balance of the Notes as of March 1, 2002 , which fee shall be paid on or before the Effective Date and shall be fully earned and non-refundable as of the Effective Date; and (ii) an additional fee equal to 0.20% of the outstanding principal balance of the Notes on the Term-Out Date (as defined in the Bank Loan Agreement on the date hereof), which fee shall be paid on such Term-Out Date and shall be fully earned and non-refundable as of such Term-Out Date.

Expenses. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay and to remain current in the payment of any and all expenses relating to the subject matter of this Amendment incurred by the Holders, including but not limited to the reasonable out-of-pocket expenses of the Holders and the reasonable fees and expenses of Kaye Scholer LLP, special counsel for the Holders, and Kaye Scholer LLP's financial advisor, Nightingale & Associates LLC.

Ratification. Except to the extent hereby modified or amended, the Existing Note Purchase Agreements, the Security Agreement as amended hereby and the other Note Documents are in all respects hereby ratified, confirmed and approved by the parties hereto.

     Release.

Release. In order to induce the holders of the Notes to enter into this Amendment, the Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that: (a) such Person does not have any claim or cause of action against any holder of Notes (or any of its respective directors, officers, employees or agents); (b) such Person does not have any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any holder; and (c) each of the holders of the Notes has heretofore properly performed and satisfied in a timely manner all of its obligations to such Person. The Company, on behalf of itself and its Subsidiaries, wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the holders' rights, interests, contracts, collateral security or remedies. Therefore, the Company, on behalf of itself and its Subsidiaries, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any holder of Notes to such Person, except the obligations to be performed by any holder on or after the date hereof as expressly stated in this Amendment, the Note Purchase Agreements and the other Note Documents, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Person might otherwise have against any holder of Notes or any of its directors, officers, employees or agents, in either case (x) or (y), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

                 Remainder of this page intentionally left blank

     This Third Amendment is hereby accepted and agreed to as of the date aforesaid.

                                       Medallion Funding Corp.


                                       By /s/ Alvin Murstein
                                          --------------------------------------
                                          Name: Alvin Murstein
                                          Title: Chief Executive Officer


                                       By /s/ James E. Jack
                                          --------------------------------------
                                          Name: James E. Jack
                                          Title: Chief Financial Officer

     This Third Amendment is hereby accepted and agreed to as of the date aforesaid.

                                       The Travellers Insurance Company


                                       By  /s/ Denise T. Duffe
                                           -------------------------------------
                                           Name:  Denise T. Duffe
                                           Title: Investment Officer


                                       First Citicorp Life Insurance Company

                                  By Travelers Asset Management International Company LLC


                                       By  /s/ Denise T. Duffe
                                           -------------------------------------
                                           Name:  Denise T. Duffe
                                           Title: Investment Officer


                                       Citicorp Life Insurance Company

                                  By Travelers Asset Management International Company LLC


                                       By  /s/ Denise T. Duffe
                                           -------------------------------------
                                           Name:  Denise T. Duffe
                                           Title: Investment Officer


                                       United of Omaha Life Insurance Company


                                       By  /s/ Curtis R. Caldwell
                                           -------------------------------------
                                           Name:  Curtis R. Caldwell
                                           Title: First Vice President


                                       Companion Life Insurance Company


                                       By  /s/ Curtis R. Caldwell
                                           -------------------------------------
                                           Name:  Curtis R. Caldwell
                                           Title: Authorized Signatory

     Each of the undersigned hereby reaffirms and ratifies all of its agreements and obligations under the Note Documents which such Person is party to, and confirms that it consents to the amendment of the Existing Note Purchase Agreements as set forth above.

                                Medallion Taxi Media, Inc.


                                By   /s/ Alvin Murstein
                                     -------------------------------------------
                                     Name: Alvin Murstein
                                     Title: Chief Executive Officer and Director


                                By   /s/ Michael Leible
                                     -------------------------------------------
                                     Name: Michael Leible
                                     Title: President


                                Medallion Financial Corp.


                                By   /s/ Alvin Murstein
                                     -------------------------------------------
                                     Name: Alvin Murstein
                                     Title: President and Director


                                By   /s/ James E. Jack
                                     -------------------------------------------
                                     Name: James E. Jack
                                     Title: Chief Financial Officer


                                Medallion Funding Chicago Corp.


                                By   /s/ Alvin Murstein
                                     -------------------------------------------
                                     Name: Alvin Murstein
                                     Title: Chairman and Chief Executive Officer


                                By   /s/ James E. Jack
                                     -------------------------------------------
                                     Name: James E. Jack
                                     Title: Chief Executive Officer

                                   Schedule A

             Name of Holder of                    Principal Amount and Series Of
             Outstanding Notes                     Outstanding Notes Held as Of
                                                        The Effective Date

The Travelers Insurance Company                         $7,314,222 Series A
                                                        $7,314,222 Series B

First Citicorp Life Insurance Company                   $  731,422 Series A
                                                        $  731,422 Series B

Citicorp Life Insurance Company                         $  731,422 Series A
                                                        $  731,422 Series B
                                                        $  365,711 Series A
                                                        $  365,711 Series B

United of Omaha Life Insurance Company                  $6,217,089 Series A
                                                        $6,217,089 Series B

Companion Life Insurance Company                        $1,097,133 Series A
                                                        $1,097,133 Series B

                                   Schedule B

                            Waived Events of Default

MFCC/Yellow Cab Loans. Each Holder hereby waives any Default or Event of Default which may have occurred and may be continuing under Sections 9.5 and 10.2(b) of the Existing Note Purchase Agreements as a result of the creation or existence of MFCC or the transfer of Yellow Cab Loans to MFCC prior to the Effective Date in an aggregate principal amount of not more than $8,951,000, provided such transfers were and shall remain subject to the Liens of the Holders or the Collateral Agent for the benefit of the Holders.

Interest Payment Deferral. Each Holder hereby waives any Default or Event of Default which may have occurred under Section 6.7 of the Existing Note Purchase Agreements as a result of the Company's failure to pay interest due with respect to the prepayment of $1,000,000 received by the Holders on February 11, 2002, provided such payment is made by the Effective Date.

Make-Whole Amount. Each Holder hereby waives, until the earlier of (x) the Maturity Date and (y) the payment in full of all amounts due and payable under the Notes, any Default or Event of Default which have occurred or would otherwise occur as a result of the Company's failure to pay the Make-Whole Amounts due and payable with respect to (i) the prepayment of $1,000,000 received on February 11, 2002, (ii) the prepayment of $11,086,000 received pursuant to Section 6.7 herein, and (iii) any further prepayments received by the Holders after the Effective Date.

Minimum Net Finance Assets. Each Holder hereby waives any Default or Event of Default which may have occurred under Section 10.6 of the Existing Note Purchase Agreements for (i) the fiscal quarter ended September 30, 2001 and (ii) the month ended November 30, 2001, provided that at no time was the ratio less than 0.90:1.0.

Minimum Net Income to Interest Expense Ratio. Each Holder hereby waives any Default or Event of Default which may have occurred under Section 10.7 of the Existing Note Purchase Agreements for (i) for the fiscal quarter ended September 30, 2001, and (ii) for the fiscal year ended December 31, 2001, provided that at no time was the ratio less than 0.70:1.0.

Limitations on Loans and Investments. Each Holder hereby waives any Default or Event of Default which occurred or would otherwise occur under Section 10.8(e) hereof solely with respect to: (i) Investments in the Parent existing as of the Effective Date, provided that as of such date, such Investments did not exceed $8,598,828; (ii) Investments in MFCC existing as of the Effective Date, provided that as of such date, such Investments did not exceed $8,951,000, and such transfers were and shall remain subject to the Liens of the Holders or the Collateral Agent for the benefit of the Holders; and (iii) Investments in Medallion Business Credit, LLC existing as of the Effective Date, provided that as of such date, such Investments did not exceed $7,274.

Portfolio Purchases. Each Holder hereby waives any Default or Event of Default that may have occurred under Section 10.10 hereof solely as a result of the Company's purchase, on January 31, 2002, of Loans from the Parent for an aggregate purchase price of $8,085,294.10.

Net Finance Assets. Each Holder hereby waives any Default or Event of Default that may have occurred under Section 10.13 of the Existing Note Purchase Agreements for (i) the fiscal quarter ended September 30, 2001 and (ii) the month ended November 30, 2001, provided that the aggregate unpaid balance of all Senior Debt did not exceed Net Finance Assets (i) by more than $486,684 for the fiscal quarter ended September 30, 2001, and (ii) by more than $600,000 for the month ended November 30, 2001.

Minimum EBIT to Interest Expense Ratio. Each Holder hereby waives any Default or Event of Default that may have occurred under Section 10.14 of the Existing Note Purchase Agreements for (i) the fiscal quarter ended September 30, 2001 and (ii) the month ended November 30, 2001, provided that at no time was the ratio less than 0.70:1.0.

                 Remainder of this page intentionally left blank

                                    Exhibit A

                   Amendment No. 3 to the Financial Agreement

                                    Exhibit B

                   Amendment No. 4 to the Financial Agreement

                                    Exhibit C

                   Amendment No. 6 to the Bank Loan Agreement

                                    Exhibit D

                   Amendment No. 7 to the Bank Loan Agreement

                                    Exhibit E

                             Form of Series A Notes

                             Medallion Funding Corp.

             8.350% Senior Secured Note, Series A, Due June 30, 2003

No. RA-[___]                                                    April [__], 2002
[$_________]                                                     PPN 58403# AB 3

     FOR VALUE RECEIVED, the undersigned, Medallion Funding Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [insert name of payee], or registered assigns, the principal sum of [_______________] Dollars on June 30, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof, together with any Make-Whole Amount for which payment has been deferred by agreement of the Company and the holder hereof (as set forth in the Note Purchase Documents referred to below), at the rate of 8.35% per annum from the date hereof to and including May 31, 2002, at the rate of 8.85% per annum from June 1, 2002 to and including August 31, 2002, at the rate of 9.35% per annum from September 1, 2002 to and including November 30, 2002, at the rate of 9.85% per annum from December 1, 2002 to and including February 28, 2003, at the rate of 10.35% per annum from March 1, 2003 to and including May 31, 2003, and at the rate of 10.85% per annum from June 1, 2003 and thereafter, payable monthly in arrears, on the first Business Day of each month, commencing with the first Business Day in the month of April 2002, until the principal hereof shall have become due and payable, and (b) without duplication of amounts under clause (a), to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and during the continuance of an Event of Default (as defined in the Note Purchase Agreements referred to below), payable monthly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate otherwise borne hereunder plus 2% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes, Series A (herein called the "Notes") issued, together with the Company's 8.35% Senior Secured Notes, Series B, due June 30, 2003, pursuant to separate Note Purchase Agreements, dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note amends and restates in its entirety that certain 7.35% Senior Secured Note, Series A, due June 1, 2004, number RA-[___], in the aggregate principal amount of [$__________] pursuant to that certain Third Amendment Agreement dated as of April [__], 2002 to the Note Purchase Agreements dated as of June 1, 1999.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                 Remainder of this page intentionally left blank

                                           Medallion Funding Corp.


                                           By:
                                                --------------------------------
                                                Name: Alvin Murstein
                                                Title: Chief Executive Officer


                                           By:
                                                --------------------------------
                                                Name: James E. Jack
                                                Title: Chief Financial Officer

                                    Exhibit F

                             Form of Series B Notes

                             Medallion Funding Corp.

             8.350% Senior Secured Note, Series B, Due June 30, 2003

No. RB-[___]                                                    April [__], 2002
[$_________]                                                     PPN 58403# AD 9

     FOR VALUE RECEIVED, the undersigned, Medallion Funding Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [insert name of payee], or registered assigns, the principal sum of [_______________] Dollars on June 30, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof, together with any Make-Whole Amount for which payment has been deferred by agreement of the Company and the holder hereof (as set forth in the Note Purchase Agreements referred to below), at the rate of 8.35% per annum from the date hereof to and including May 31, 2002, at the rate of 8.85% per annum from June 1, 2002 to and including August 31, 2002, at the rate of 9.35% per annum from September 1, 2002 to and including November 30, 2002, at the rate of 9.85% per annum from December 1, 2002 to and including February 28, 2003, at the rate of 10.35% per annum from March 1, 2003 to and including May 31, 2003, and at the rate of 10.85% per annum from June 1, 2003 and thereafter, payable monthly in arrears, on the first Business Day of each month, commencing with the first Business Day in the month of April 2002, until the principal hereof shall have become due and payable, and (b) without duplication of amounts under clause (a), to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and during the continuance of an Event of Default (as defined in the Note Purchase Agreements referred to below), payable monthly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate otherwise borne hereunder plus 2% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes, Series B (herein called the "Notes") issued, together with the Company's 8.35% Senior Secured Notes, Series A, due June 30, 2003, pursuant to separate Note Purchase Agreements, dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note amends and restates in its entirety that certain 7.35% Senior Secured Note due September 1, 2004, number RB-[___], in the aggregate principal amount of [$_________] pursuant to that certain Third Amendment Agreement dated as of April [__], 2002 to the Note Purchase Agreements dated as of June 1, 1999.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                 Remainder of this page intentionally left blank

                                          Medallion Funding Corp.


                                          By:
                                               ---------------------------------
                                               Name: Alvin Murstein
                                               Title: Chief Executive Officer


                                          By:
                                               ---------------------------------
                                               Name: James E. Jack
                                               Title: Chief Financial Officer

                                TABLE OF CONTENTS
                                -----------------

SECTION 1.              Amendments to Existing Note Purchase Agreements........................................2
----------              -----------------------------------------------
         Section 1.1    Reletter Sections 7.1(c)-(g); add new Section 7.1(c)...................................2
         -----------    ----------------------------------------------------
         Section 1.2    New Sections 7.1(i) and (j)............................................................3
         -----------    ---------------------------
         Section 1.3    New Section 7.2........................................................................4
         -----------    ---------------
         Section 1.4    New Section 7.3(c).....................................................................4
         -----------    ------------------
         Section 1.5    Amendment to Section 8.1...............................................................4
         -----------    ------------------------
         Section 1.6    Amendment to Section 8.2...............................................................5
         -----------    ------------------------
         Section 1.7    Amendment to Section 8.7...............................................................5
         -----------    ------------------------
         Section 1.8    Amended and Restated Section 8.8.......................................................5
         -----------    --------------------------------
         Section 1.9    Amendment to Section 9.5...............................................................7
         -----------    ------------------------
         Section 1.10   New Section 9.12.......................................................................7
         ------------   ----------------
         Section 1.11   New Sections 9.13 and 9.14.............................................................7
         ------------   --------------------------
         Section 1.12   Amended and Restated Section 10........................................................8
         ------------   -------------------------------
         Section 1.13   Amendment to Section 11(c)(i).........................................................14
         ------------   -----------------------------
         Section 1.14   Amendment to Section 11(f)............................................................14
         ------------   --------------------------
         Section 1.15   New Section 11(l).....................................................................15
         ------------   -----------------
         Section 1.16   New Section 22.8......................................................................15
         ------------   ----------------
         Section 1.17   Amendments to Definitions.............................................................15
         ------------   -------------------------
         Section 1.18   Addition of Definitions...............................................................20
         ------------   -----------------------
         Section 1.19   Amendment of Notes....................................................................21
         ------------   ------------------

SECTION 2.              Waivers...............................................................................21
----------              -------
         Section 2.1    Events of Default.....................................................................21
         -----------    -----------------

SECTION 3.              Consents..............................................................................21
----------              --------
         Section 3.1    Permitted Commercial Sale.............................................................21
         -----------    -------------------------
         Section 3.2    Make-Whole Amounts....................................................................21
         -----------    ------------------

SECTION 4.              Consent to Amendment of Bank Loan Agreement, Etc......................................22
----------              -------------------------------------------------

SECTION 5.              Representations and Warranties........................................................22
----------              ------------------------------
         Section 5.1    Organization; Power and Authority.....................................................22
         -----------    ---------------------------------
         Section 5.2    Authorization, Etc....................................................................22
         -----------    -------------------
         Section 5.3    Compliance with Laws, Other Instruments, Etc..........................................22
         -----------    --------------------------------------------
         Section 5.4    No Default or Event of Default........................................................23
         -----------    ------------------------------
         Section 5.5    Compliance............................................................................23
         -----------    ----------
         Section 5.6    No Consents...........................................................................23
         -----------    -----------
         Section 5.7    Representations in Note Purchase Agreements...........................................23
         -----------    -------------------------------------------
         Section 5.8    Priority; Continued Effectiveness.....................................................23
         -----------    ---------------------------------
         Section 5.9    Investment Company Act................................................................24
         -----------    ----------------------

SECTION 6.              Conditions Precedent..................................................................24
----------              --------------------
         Section 6.1    Execution.............................................................................24
         -----------    ---------
         Section 6.2    Representations and Warranties........................................................24
         -----------    ------------------------------
         Section 6.3    Related Transactions..................................................................24
         -----------    --------------------

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

         Section 6.4    Amendment Fee.........................................................................24
         -----------    -------------
         Section 6.5    Payment of Fees.......................................................................24
         -----------    ---------------
         Section 6.6    Replacement Notes.....................................................................24
         -----------    -----------------
         Section 6.7    Principal Repayment...................................................................24
         -----------    -------------------
         Section 6.8    MFCC Documents........................................................................25
         -----------    --------------
         Section 6.9    Opinion...............................................................................25
         -----------    -------
         Section 6.10   Consent of Banks......................................................................25
         ------------   ----------------
         Section 6.11   Refinancing Proposals.................................................................25
         ------------   ---------------------

SECTION 7.              Miscellaneous.........................................................................25
----------              -------------
         Section 7.1    Governing Law.........................................................................25
         -----------    -------------
         Section 7.2    Counterparts..........................................................................25
         -----------    ------------
         Section 7.3    Captions..............................................................................25
         -----------    --------
         Section 7.4    References to Existing Note Purchase Agreements or Security Agreement.................25
         -----------    ---------------------------------------------------------------------
         Section 7.5    Amendment Fee.........................................................................25
         -----------    -------------
         Section 7.6    Expenses..............................................................................25
         -----------    --------
         Section 7.7    Ratification..........................................................................26
         -----------    ------------

SECTION 8.              Release...............................................................................26
----------              -------
         Section 8.1    Release...............................................................................26
         -----------    -------

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